Exhibit 4.2
GUARANTY
THIS GUARANTY dated as of July 16, 2024, is executed by Chicago Alternative Health Center, LLC, an Illinois limited liability company, HealthCentral, LLC, an Illinois limited liability company, MOCA LLC, an Illinois limited liability company, Revolution Cannabis-Barry, LLC, an Illinois limited liability company, The Homecoming Group, LLC, an Illinois limited liability company, Ascend Maryland, LLC, a Maryland limited liability company, Ascend Mass, LLC, a Massachusetts limited liability company, MassGrow, LLC, a Massachusetts limited liability company, FPAW Michigan LLC, a Michigan limited liability company, Ascend New Jersey, LLC, a New Jersey limited liability company, BCCO, LLC, an Ohio limited liability company, Ohio Cannabis Clinic LLC, an Ohio limited liability company, and Story of PA CR, LLC, a Pennsylvania limited liability company (each of the foregoing a “Guarantor”) in favour of Odyssey Trust Company, as trustee (the “Trustee”) under the Indenture (as defined below).
RECITALS
WHEREAS, Ascend Wellness Holdings, Inc., a corporation incorporated under the laws of Delaware (the “Issuer”) is party to that certain Indenture dated as of July 16, 2024 between the Issuer and the Trustee (the “Indenture”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms under the Indenture;
    WHEREAS, the Issuer will issue Notes from time to time pursuant to the terms of the Indenture (including its 12.75% senior secured notes due July 16, 2029) to be held by certain noteholders (each a “Noteholder” and, collectively, the “Noteholders”); and
    WHEREAS, the undersigned will benefit from the incurrence of indebtedness pursuant to the Indenture and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth.
    NOW, THEREAFTER, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of: (a) all obligations (monetary or otherwise) of the Issuer to each of the Trustee and each of the Noteholders (as defined below) under or in connection with the Indenture, the Notes, the Security Documents and any other document or instrument executed in connection therewith and (b) all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and charges) paid or incurred by the Trustee or any Noteholder in enforcing this Guaranty, any Security Document or any other applicable document against such undersigned (all such obligations being herein collectively called the “Liabilities”); provided that the liability of each undersigned hereunder shall be limited to the maximum amount of the Liabilities that such undersigned may guaranty without being in breach of law or regulation or constituting fraudulent conveyance or fraudulent transfer or unlawful financial assistance (or similar issue) under applicable law. For purposes of this Guaranty, Liabilities shall include all obligations of the Issuer to the Trustee or any Noteholder arising under or in connection with the Indenture, any Note, any Security Document or any other document or instrument executed in connection therewith, notwithstanding any right or power of the Issuer or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.
    Each of the undersigned agrees that if any Event of Default occurs and is continuing under Article 7 of the Indenture, at a time when the Liabilities are not otherwise due and payable (whether due to a judicial stay of acceleration or otherwise), then such undersigned will pay to the Trustee for the account of the Noteholders forthwith the full amount that would be payable hereunder by such undersigned if all Liabilities were then due and payable, subject to applicable law.

    This guaranty shall in all respects be a continuing, irrevocable, absolute and unconditional guaranty of payment and performance and not merely a guaranty of collectability, and shall remain in full force and effect (notwithstanding the dissolution of any of the undersigned, the fact that at any time or from time to time no Liabilities are outstanding or any other circumstances) until such time as set forth in the Indenture.
    Each of the undersigned further agree that if at any time all or any part of any payment theretofore applied by the Trustee or any Noteholder to any of the Liabilities is or must be rescinded or returned by the Trustee or such Noteholder for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Issuer or any of the undersigned), such Liabilities shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Trustee or such Noteholder, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Trustee or such Noteholder had not been made, subject to applicable law.
    The Trustee or any Noteholder may, from time to time, without notice to the undersigned, and only in accordance with the Indenture, take any or all of the following actions without affecting any of the obligations of the undersigned hereunder, subject, in each case, to applicable law: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor to obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release any security interest in, or surrender, release or permit any substitution or exchange for, any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities when due, whether or not the Trustee or such Noteholder shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.
    Each of the undersigned hereby expressly waives: (a) notice of the acceptance of this Guaranty by the Trustee or any Noteholder, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.
    Notwithstanding any payment made by or for the account of any of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any right of the Trustee or any Noteholder until such time as the Trustee and the Noteholders shall have received final payment in cash of the full amount of all Liabilities.
    Each of the undersigned further agrees to pay all reasonable out-of-pocket expenses (including the reasonable attorneys’ fees and charges) paid or incurred by the Trustee or any Noteholder in endeavoring to collect the Liabilities from such undersigned, or any part thereof, and in enforcing this Guaranty against such undersigned.
    The creation or existence from time to time of additional Liabilities to the Trustee or the Noteholders or any of them is hereby authorized, only if in accordance with the Indenture, without notice to the undersigned, and shall in no way affect or impair the rights of the Trustee or the Noteholders or the obligations of the undersigned under this Guaranty, including the undersigned’s guaranty of such additional Liabilities.
    The Trustee and any Noteholder may from time to time, without notice to the undersigned, and only in accordance with the Indenture, assign or transfer any of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were an original Noteholder.
    No delay on the part of the Trustee or any Noteholder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Trustee or any Noteholder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Trustee or the Noteholder, except as expressly set forth in a writing duly signed and delivered on behalf of the Trustee. No action of the Trustee or any Noteholder permitted hereunder shall in any way affect or impair the rights of the Trustee or any Noteholder or the obligations of the undersigned under this Guaranty.
    Pursuant to the Indenture, (a) this Guaranty has been delivered to the Trustee and (b) the Trustee has been authorized to enforce this Guaranty on behalf of itself and each of the Noteholders. All payments by the undersigned pursuant to this Guaranty shall be made to the Trustee for the benefit of the Noteholders (and any amount received by the Trustee for the account of a Noteholder shall, subject to the other provisions of this Guaranty, be deemed received by such Noteholder upon receipt by the Trustee).
    This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned; and to the extent the Issuer or any of the undersigned is a partnership, corporation, limited liability company or other entity, all references herein to the Issuer and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity. The term “undersigned” as used herein shall mean all parties executing this Guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.
    This Guaranty shall be governed by and construed in accordance with the laws of the Province of Ontario applicable to contracts made and to be fully performed in such Province. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
    This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Guaranty. Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof. At any time after the date of this Guaranty, one or more additional Persons may become parties hereto by executing and delivering to the Trustee a counterpart of this Guaranty. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by the terms of this Guaranty.
    Other than automatic modifications related to the addition of a party hereto as described in the preceding paragraph, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the

Trustee, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER DOCUMENT ASSOCIATED HEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF ONTARIO; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE TRUSTEE’S OPTION. IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE UNDERSIGNED FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH BENEATH ITS NAME ON SCHEDULE 1 (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE TRUSTEE AS ITS ADDRESS FOR NOTICE HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE PROVINCE OF ONTARIO. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECT THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
    EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE TRUSTEE AND EACH NOTEHOLDER, HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER DOCUMENT ASSOCIATED HEREWITH AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the date first above written.
REVOLUTION CANNABIS-BARRY, LLC
CHICAGO ALTERNATIVE HEALTH CENTER, LLC
MOCA LLC
HEALTHCENTRAL, LLC
THE HOMECOMING GROUP, LLC
ASCEND MASS, LLC
MASSGROW, LLC
FPAW MICHIGAN, LLC
BCCO, LLC
OHIO CANNABIS CLINIC LLC
ASCEND NEW JERSEY, LLC
STORY OF PA CR, LLC
ASCEND MARYLAND, LLC

each as a Guarantor

By: /s/ John Hartmann
Name: John Hartmann
Title: Authorized Signatory

SCHEDULE I
ADDRESSES FOR NOTICES
If to any Guarantor:
44 Whippany Road, Suite 101
Morristown, NJ 07960
Attention: Denise Pedulla
Email: [***]